EXHIBIT 10.189

NEWS RELEASE

FOR IMMEDIATE RELEASE

            CATALINA LIGHTING, INC. TO ACQUIRE LEADING U.K. LIGHTING
                                COMPANY RING PLC

         MIAMI, June 1, 2000 -- Catalina Lighting, Inc. (NYSE: LTG), a leading international designer, manufacturer and distributor of lighting products for residential and office environments, today announced that it has commenced a cash offer of approximately $33 million to acquire all of the outstanding ordinary and convertible preference shares of U.K.-based Ring Plc for per share prices of 50pence and 22.4pence, respectively. The transaction has been unanimously approved by the Board of Directors of both companies.

         The offer is subject only to customary U.K. closing conditions. Catalina has obtained committed financing for the transaction from one of its existing lenders. Catalina expects to also utilize approximately $5.0 million of its existing cash balances to partially fund the transaction and closing costs. Catalina and Ring expect the transaction to close within the next 60 days. The offer is not being extended into the United States, Canada, Australia or Japan.

         Ring, with revenues of approximately $127 million and net income of $3.5 million for the year ended December 31, 1999, is a leading supplier of lighting, automotive aftermarket products and industrial consumables to the U.K. market. Ring's ordinary shares trade on the London Stock Exchange under the ticker symbol "RNG." Catalina and Ring's combined revenues for the twelve months ended March 31, 2000 were approximately $300 million. Catalina anticipates this acquisition will be accretive to its earnings per share.

         "This is an exciting step in Catalina's evolution," stated Robert Hersh, Catalina's Chairman and Chief Executive Officer. "The acquisition of Ring represents a major addition to Catalina's global sales and distribution network. Ring's leading U.K. market position greatly diversifies our customer base, and its experienced senior management and existing operations provide Catalina with a solid platform for expected future growth and further expansion in Europe. Catalina has a ten year business relationship with Ring and its senior management, and we are pleased to welcome Ring's customers, employees and suppliers to our company. We are confident that the combined strengths of our organizations will prove to be very successful.

[CATALINA LIGHTING LOGO]        18191 Northwest 68th Avenue
                                Miami, Florida 33015
                                Phone (305) 558-4777
                                Fax (305) 827-3994
                                Visit our Web Site at http://www.catalinaltg.com

NEWS RELEASE

PAGE TWO

         "The Ring acquisition is integral to achieving our strategic goal of global expansion to support the international growth initiatives of our key retail customers. We will continue to look for additional opportunities, both domestically and internationally, to expand our channels of distribution and product lines, augment our capabilities, and enhance Catalina's value to its customers and shareholders," commented Mr. Hersh.

         John Hall, Ring's Chief Executive, stated, "In Catalina, we have found an ideal partner to continue the growth of our business. Catalina's overseas manufacturing resources will provide our customers with the ability to purchase and ship high quality, unique products directly from the Far East. I believe this transaction will best serve Ring's customers, shareholders and employees."

         TM Capital Corp. and N M Rothschild & Sons served as financial advisors to Catalina Lighting, Inc. in connection with this transaction and Arthur Andersen served as financial advisor to Ring Plc.

         Catalina Lighting, Inc. is a leading international designer, manufacturer and distributor of lighting products for residential and office environments, and employs approximately 3,200 people throughout the United States, Canada, Mexico, South America and Southeast Asia. The Company is headquartered in Miami, Florida, and its common stock trades on the New York Stock Exchange under the ticker symbol "LTG."

         Statements in this press release regarding future earnings and operations and other statements relating to the future constitute "forward-looking" statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, ability to integrate operations and personnel, actions by significant customers or competitors, general domestic and international economic conditions, consumer spending trends, reliance on key customers, continued acceptance of the Company's products in the marketplace, competitive factors, new products and technological changes, product prices and raw material costs, dependence upon third-party vendors, dependence on imports from China, competitive developments, changes in manufacturing and transportation costs, the availability of capital, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these

[CATALINA LIGHTING LOGO]        18191 Northwest 68th Avenue
                                Miami, Florida 33015
                                Phone (305) 558-4777
                                Fax (305) 827-3994
                                Visit our Web Site at http://www.catalinaltg.com

NEWS RELEASE

PAGE THREE

forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

         For further information, please contact David Sasnett, Chief Financial Officer, Dean Rappaport, Executive Vice President at (305) 558-4777 or R. Jerry Falkner, CFA, Investor Relations Counsel at (800) 377-9893 or www.rjfalkner.com. Copies of Catalina press releases may be obtained by fax at any time by calling
(800) 758-5804 and inputting access number 146925. Additional information on the Company can be found on the World Wide Web at http://www.Catalinaltg.com.

[CATALINA LIGHTING LOGO]        18191 Northwest 68th Avenue
                                Miami, Florida 33015
                                Phone (305) 558-4777
                                Fax (305) 827-3994
                                Visit our Web Site at http://www.catalinaltg.com